FOURTH AMENDMENT TO
HIGHLANDS REIT, INC.
2016 INCENTIVE AWARD PLAN

THIS FOURTH AMENDMENT TO THE HIGHLANDS REIT, INC. 2016 INCENTIVE AWARD PLAN (this “Fourth Amendment”), dated as of October 30, 2026, is made and adopted by the Board of Directors (the “Board”) of Highlands REIT, Inc., a Maryland corporation (the “Company”).

RECITALS

WHEREAS, the Company maintains the Highlands REIT, Inc. 2016 Incentive Award Plan, as amended by the First Amendment on May 9, 2016, the Second Amendment on August 12, 2021 and the Third Amendment on December 15, 2025 (as so amended, the “Plan”);

WHEREAS, pursuant to Section 11.1(a) of the Plan, the Plan may be wholly or partially amended at any time or from time to time by the Board; and

WHEREAS, the Board desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein.

AMENDMENT

1.Section 2.26 of the Plan is hereby deleted and Sections 2.27 through 2.49 of the Plan are renumbered accordingly.

2.Paragraph (a) of Section 3.1 of the Plan is hereby amended and restated in its entirety as follows:

“Subject to Section 3.1(b) and Section 11.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 200,000,000 (the “Share Limit”). In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of Shares that may be issued under the Plan upon the exercise of Incentive Stock Options shall be 200,000,000 Shares.”

3.Section 3.3 of the Plan is hereby deleted in its entirety.

4.Clause (i) of Section 11.2(a) of the Plan and Clause (ii) of Section 11.2(c) of the Plan are hereby amended by replacing “the Share Limit and Individual Award Limits” with “the Share Limit.”

5.This Fourth Amendment shall be and is hereby incorporated in and forms a part of the Plan.

6.Except as expressly provided herein, all terms and provisions of the Plan shall remain in full force and effect.

[Signature page follows]

I hereby certify that the foregoing Fourth Amendment was duly adopted by the Board of Directors of Highlands REIT, Inc. on October 30, 2026.

Executed on this 30th day of October, 2026.

/s/ ROBERT J. LANGE
Robert J. Lange
President and Chief Executive Officer